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                                                          Exhibit 99.4

                            FORM OF PROXY CARD

                         IRON MOUNTAIN INCORPORATED
                             745 ATLANTIC AVENUE
                        BOSTON, MASSACHUSETTS 02111


   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 21, 2000

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints C. RICHARD REESE, DAVID S. WENDELL and JOHN F. KENNY, JR., and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated on the reverse hereof, all the Common Stock, $.01 par value per share, of Iron Mountain Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Special Meeting of Stockholders to be held on January 21, 2000 at 10:00 a.m., local time, or any adjournment or postponement thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.



  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                              SIDE


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/X/ Please mark
    votes as in
    this example.

The Board of Directors recommends a vote for the proposal.

                                                        FOR   AGAINST   ABSTAIN
1.  Approval of the Agreement and Plan of Merger by
    and between Iron Mountain Incorporated and Pierce   /  /    /  /      /  /
    Leahy Corp., dated as of October 20, 1999.

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.


                        MARK HERE FOR COMMENTS AND NOTE AT LEFT   /  /

                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  /  /


                        Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer or if a partnership, please sign in full partnership name by an authorized person.


Signature:______________ Date:_________ Signature:______________ Date:_________